Exhibit 99.1

Contact Information:

Investors:

Weight Watchers International, Inc.	Brainerd Communicators, Inc.
Sarika Sahni	Corey Kinger
Investor Relations	(212) 986-6667
(212) 589-2751

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS ANNOUNCES THIRD QUARTER 2009 RESULTS

NEW YORK, N.Y., November 10, 2009 – Weight Watchers International, Inc. (NYSE: WTW) today announced its results for the third quarter ended October 3, 2009.

Third Quarter 2009 Results

For the third quarter of 2009, net revenues were $324.5 million versus $352.6 million in the third quarter of 2008. Net income for the third quarter of 2009 was $52.6 million versus $52.7 million for the prior year period. Earnings per fully diluted share were $0.68 for the third quarter of 2009 versus $0.67 for the prior year period.

“Although the economic climate continues to impact our business globally, I am encouraged that our third quarter results showed signs of stabilization and modest improvement in most lines of our business,” commented David Kirchhoff, President and Chief Executive Officer of the Company. “While some of this stabilization may have been a reflection of a recovering economic climate, our analysis suggests that a majority of this improvement was the result of our near-term business actions. At the same time, we are continuing to pursue and invest in multiple initiatives to drive long-term growth in our business.”

First Nine Months 2009 Results

In the first nine months of 2009, net revenues were $1,087.6 million versus $1,189.7 million in the first nine months of 2008. Net income for the first nine months of 2009 was $158.6 million versus $156.7 million for the prior year period. Net income for the first nine months of 2009 was reduced by after-tax restructuring charges of $3.1 million associated with the Company’s previously disclosed cost savings initiatives. Excluding these restructuring charges from the first nine months of 2009 results and adjusting the first nine months of 2008 results to exclude a $27.9 million offset to revenue associated with the previously reported adverse U.K. VAT ruling, net income for the first nine months of 2009 was $161.7 million versus $175.6 million for the prior year period.

Earnings per fully diluted share were $2.06 for the first nine months of 2009 versus $1.98 for the prior year period. Excluding the restructuring charges from the first nine months of 2009 results and adjusting the first nine months of 2008 results for the U.K. VAT ruling, earnings per fully diluted share were $2.10 for the first nine months of 2009 versus $2.22 for the prior year period.

Earnings Guidance

The Company narrowed its full year 2009 earnings guidance range from between $2.52 to $2.70 per fully diluted share to between $2.58 and $2.63 per fully diluted share, excluding restructuring charges associated with the Company’s previously disclosed cost savings initiatives.

Third Quarter 2009 Conference Call

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, David Kirchhoff, President and Chief Executive Officer, and Ann Sardini, Chief Financial Officer, will discuss third quarter 2009 results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the Company’s consolidated statement of operations presented in accordance with accounting principles generally accepted in the United States, or GAAP, the Company has disclosed non-GAAP measures of operating results that exclude or adjust certain items. Net revenues, net income and earnings per fully diluted share are discussed in this release both as reported (on a GAAP basis) and excluding the impact of the previously disclosed cost savings initiatives from the results of the first nine months of 2009, and adjusting the results of the first nine months of 2008 to exclude the impact of the previously reported adverse U.K. VAT ruling. Management believes these non-GAAP financial measures provide useful supplemental information to investors regarding the performance of the Company’s business and are useful for period-over-period comparisons of the performance of the Company’s business. While the Company believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Consolidated Statements of Operations” for the nine months ended October 3, 2009 and September 27, 2008 included with this release for a reconciliation of the non-GAAP financial measures excluding the impact of the cost savings initiatives from the first nine months of 2009 and excluding the impact of the adverse U.K. VAT ruling for the first nine months of 2008 to the most directly comparable GAAP measures.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds over 50,000 weekly meetings where members receive group support and learn about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based weight management provider in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, in particular, earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop innovative new services and products and enhance its existing services and products, or the failure of its services and products to continue to appeal to the market; the effectiveness of the Company’s marketing and advertising programs; the impact on the Weight Watchers brand of actions taken by the Company’s franchisees and licensees; risks and uncertainties associated with the Company’s international operations, including economic, political and social risks and foreign currency risks; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; uncertainties related to a downturn in general economic conditions or consumer confidence; the seasonal nature of the Company’s business; the impact of events that discourage people from gathering with others; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; uncertainties regarding the satisfactory operation of the Company’s information technology or systems; risks associated with unauthorized penetration of the Company’s information security; the impact of disputes with the Company’s franchise operators; the impact of existing and future laws and regulations; the impact of the Company’s debt service obligations and restrictive debt covenants; the possibility that the interests of the Company’s majority owner will conflict with the other holders of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

# # #

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	October 3, 2009	January 3, 2009
ASSETS
Current assets	$188.0	$225.0
Property and equipment, net	37.0	37.5
Goodwill, franchise rights and other intangible assets, net	840.9	828.4
Deferred income taxes	—	8.1
Other	10.8	7.7

TOTAL ASSETS	$1,076.7	$1,106.7

LIABILITIES AND TOTAL DEFICIT
Current liabilities	$517.2	$495.1
Long-term debt	1,272.8	1,485.0
Other	34.9	13.6

TOTAL LIABILITIES	1,824.9	1,993.7

Shareholders’ deficit	(752.3)	(887.5)
Noncontrolling interest	4.1	0.5

TOTAL DEFICIT	(748.2)	(887.0)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,076.7	$1,106.7

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	October 3, 2009	September 27, 2008
Revenues, net	$324.5	$352.6
Cost of revenues	146.5	158.2

Gross profit	178.0	194.4
Marketing expenses	35.8	40.0
Selling, general and administrative expenses	41.0	46.6

Operating income	101.2	107.8
Interest expense	16.7	21.3
Other (income) expense, net	(0.5)	1.2

Income before income taxes	85.0	85.3
Provision for income taxes	33.0	33.1

Net income	52.0	52.2
Net loss attributable to noncontrolling interest	0.6	0.5

Net income attributable to WWI	$52.6	$52.7

Earnings Per Share attributable to WWI:
Basic	$0.68	$0.68

Diluted	$0.68	$0.67

Weighted average common shares outstanding:
Basic	77.0	77.9

Diluted	77.2	78.1

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Nine Months Ended October 3, 2009			Nine Months Ended September 27, 2008
	Reported Results	Adjustment for Restructuring Charges	Adjusted Results	Reported Results	Adjustment for U.K. VAT Ruling	Adjusted Results
Revenues, net	$1,087.6	$—	$1,087.6	$1,189.7	$27.9	$1,217.6
Cost of revenues	490.0	—	490.0	539.3	—	539.3

Gross profit	597.6	—	597.6	650.4	27.9	678.3
Marketing expenses	163.5	—	163.5	186.6	—	186.6
Selling, general and administrative expenses	127.7	(5.1)	122.6	138.7	—	138.7

Operating income	306.4	5.1	311.5	325.1	27.9	353.0
Interest expense	50.4	—	50.4	68.2	—	68.2
Other (income), net	(0.4)	—	(0.4)	(1.3)	—	(1.3)

Income before income taxes	256.4	5.1	261.5	258.2	27.9	286.1
Provision for income taxes	99.7	2.0	101.7	102.7	9.0	111.7

Net income	156.7	3.1	159.8	155.5	18.9	174.4
Net loss attributable to noncontrolling interest	1.9	—	1.9	1.2	—	1.2

Net income attributable to WWI	$158.6	$3.1	$161.7	$156.7	$18.9	$175.6

Earnings Per Share attributable to WWI:
Basic	$2.06	$0.04	$2.10	$1.99	$0.24	$2.23

Diluted	$2.06	$0.04	$2.10	$1.98	$0.24	$2.22

Weighted average common shares outstanding:
Basic	77.0	77.0	77.0	78.7	78.7	78.7

Diluted	77.1	77.1	77.1	79.0	79.0	79.0

Note: Totals may not sum due to rounding.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended
	October 3, 2009	September 27, 2008
Total Revenues (in $ millions)
Meeting Fees	191.5	213.2
Product Sales	61.2	68.6
Internet Revenues	49.7	47.7
Franchise Commissions	2.9	3.3
All Other	19.2	19.8

Total Revenues	324.5	352.6

North America (in $ millions)
Meeting Fees	126.3	145.6
Product Sales	31.6	34.2

Total	157.9	179.8

International (in $ millions)
Meeting Fees	65.2	67.6
Product Sales	29.6	34.4

Total	94.7	101.9

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	12.8	14.3
UK Meeting Paid Weeks	4.0	3.4
CE Meeting Paid Weeks	2.8	2.7
Other Meeting Paid Weeks	0.7	0.7

Sub-total Meeting Paid Weeks	20.3	21.1
Online Paid Weeks	10.7	9.8

Total Paid Weeks	31.0	30.9

Attendance (in millions)
North America	7.2	8.1
UK	2.7	2.5
CE	1.8	2.0
Other	0.5	0.5

Total Attendance	12.2	13.1

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	825.0	755.0

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Nine Months Ended
	October 3, 2009 Reported	September 27, 2008 Reported	September 27, 2008 Adjusted for U.K. VAT Ruling (2)
Total Revenues (in $ millions)
Meeting Fees	633.4	693.6	721.5
Product Sales	235.8	276.6	276.6
Internet Revenues	148.4	142.6	142.6
Franchise Commissions	10.5	13.1	13.1
All Other	59.4	63.8	63.8
Total Revenues	1,087.6	1,189.7	1,217.6

North America (in $ millions)
Meeting Fees	427.3	481.2	481.2
Product Sales	124.2	141.3	141.3
Total	551.5	622.5	622.5

International (in $ millions)
Meeting Fees	206.1	212.4	240.3
Product Sales	111.7	135.3	135.3
Total	317.8	347.7	375.6

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	42.6	46.8	46.8
UK Meeting Paid Weeks	12.6	11.4	11.4
CE Meeting Paid Weeks	9.8	9.5	9.5
Other Meeting Paid Weeks	2.2	2.2	2.2
Sub-total Meeting Paid Weeks	67.2	69.8	69.8
Online Paid Weeks	32.5	29.5	29.5
Total Paid Weeks	99.7	99.3	99.3

Attendance (in millions)
North America	25.7	28.6	28.6
UK	9.2	9.2	9.2
CE	6.8	7.7	7.7
Other	1.6	1.7	1.7
Total Attendance	43.4	47.2	47.2

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	825.0	755.0	755.0

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.

(2)	In adjusting the 2008 reported results to exclude the offset to revenue for the previously reported U.K. VAT ruling with respect to periods prior to fiscal 2008 which was recorded in second quarter 2008, the reported results for “Total Revenues — Meeting Fees”, “Total Revenues — Total Revenues”, “International — Meeting Fees” and “International — Total” were adjusted by the aggregate amount of $27.9 million.